UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

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Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-118246	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3225 North Central Avenue, Suite 1205 Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

Registrant’s telephone number, including area code: 602-277-5559

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02	Results of Operations and Financial Condition.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 6, 2006, Feldman Mall Properties, Inc. (the “Company”) issued an earnings release announcing the confirmation of the Company’s previously released guidance for the first quarter of 2006 and the revision of the Company’s funds from operations for the fourth quarter of 2005 from $0.18 per share to $0.15 per share due to higher than estimated Sarbanes Oxley costs for 2005. A copy of the press release is attached as Exhibit 99.1. The Company had previously announced guidance for the first quarter of 2006 and funds from operations for the fourth quarter of 2005 in a press release issued on March 14, 2006.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release regarding fourth quarter 2005 earnings and first quarter 2006 earnings guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.

	By:	/s/ Thomas Wirth
Date: April 11, 2006		Thomas Wirth Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release regarding fourth quarter 2005 earnings and first quarter 2006 earnings guidance.